EXHIBIT (c)(4)

Presentation to the EXE Technologies, Inc.

Board of Directors Regarding:

EXE Technologies, Inc. —

SSA Global Technologies, Inc. Transaction

August 14, 2003

Disclaimer

The historical financial information contained in this presentation has been obtained from EXE Technologies, Inc. (“EXE” or the “Company”), and public SEC filings; and has not been independently verified. The projections contained in this presentation regarding the future financial performance of EXE have been provided by EXE. Stephens Inc. has relied upon the accuracy of such historical financial information and projected financial results in preparing this presentation. Any inaccuracies in such historical financial information or projected financial results may change the conclusions expressed in this presentation. Stephens Inc. assumes no responsibility for any such inaccuracies in the historical financial information or projected financial results used in this presentation. This presentation has been prepared as of August 13, 2003 and reflects only information made available to us prior to such date. It does not include information regarding all of the assessments made by Stephens Inc. in arriving at its conclusions. This presentation has been prepared solely for the use of the Board of Directors of EXE. It is confidential and may not be disclosed or provided to any third parties without the written permission of Stephens Inc.

CONFIDENTIAL

Transaction Valuation

(Dollars in Millions, Except per Share)

		Current	Offer
		8/12/03	Price

Price Per Share		$5.86	$7.00
% Change/Implied Premium
1 Day Prior	$5.79	1.2%	20.9%
30 Days Prior	5.34	9.7%	31.1%
60 Days Prior	3.58	63.7%	95.5%
52 Week High (8/26/02)	8.40	-30.2%	-16.7%
52 Week Low (3/12/03)	2.25	160.4%	211.1%
YTD Average Closing Price	3.82	53.4%	83.2%

Fully Diluted Shares Outstanding		6.9 (a)	6.9 (b)
Equity Value		$40.7	$48.0
Plus: Debt (6/30/03)		0.7	0.7
Plus: Lease Abandonment (6/30/03) (c)		10.1	10.1
Less: Cash (6/30/03)		(32.0)	(32.0)

Enterprise Value		$19.5	$26.8

Transaction Multiples (d)
LTM Revenue		0.3x	0.4x
2003E Revenue		0.3x	0.4x
2004E Revenue		0.3x	0.4x

2003E EBITDA		N/M	N/M
2004E EBITDA		2.5x	3.4x

2003E EPS		N/M	N/M
2004E EPS		8.2x	9.8x

(a)	Includes all outstanding in-the-money options based on treasury method.

(b)	Includes options vested at time of close and due to change of control provisions based on treasury method.

(c)	Company’s total contractual obligation is estimated at $57.4 million.

(d)	Projections per management guidance.

3

CONFIDENTIAL

Valuation Methodology

➢	Trading Comparables Analysis

•	Due to the highly speculative 2004 projections for EXE, we focused on 2003 revenue projections in our analysis.

•	The range of revenue multiples used in our analysis was adjusted from the comparable company median to reflect the relative size, profitability and growth of EXE.

➢	Comparable Transaction Analysis

•	We identified and reviewed six transactions in the enterprise software industry with transaction values of less than $100 million in which the target was unprofitable.

➢	Premium Paid Analysis

•	EXE’s stock price has run up from $3.00 in June to over $6.00 in August. Management believes that the recent increase is due to rumors that the Company is on the block, evidenced by chat room talk and industry gossip.

•	Since the beginning of June, EXE has increased 92.1%, while the NASDAQ is up 5.7% and Manhattan Associates is up 2.8%.

•	Since the recent run up is likely due to sale rumors, we placed more weight on our analysis of the premiums paid using the Company’s stock price 60 days prior to current.

➢	Liquidation Analysis

•	Based on management guidance for recovery/payout percentages and wind-down costs, we estimated the liquidation value of EXE using the 6/30/03 balance sheet.

•	We assumed a range of intellectual property values to derive a net value at liquidation.

4

CONFIDENTIAL

Valuation Summary — Price Per Share

(Dollars in Thousands, Except per Share)

	Trading	Comparable	Premium		Premium Paid Analysis			Liquidation
	Comparables	Transactions	Paid		Target Trading Below			Value
	Analysis	Analysis	Analysis		Cash per Share			Analysis

			Stock Price	Stock Price	Stock Price	Stock Price
Relevant Statistic	‘03 Revenue(a)	LTM Revenue(a)	30 Days Prior	60 Days Prior	30 Days Prior	60 Days Prior	Cash/Share	NAV b/f IP
EXE Data	$69,445	$69,115	$5.34	$3.58	$5.34	$3.58	$4.80	$11,668
Valuation Metric Range:								IP Value Range
Low	0.20x	0.30x	45.0%	55.0%	70.0%	60.0%	10.0%	$2,000
High	0.40x	0.50x	65.0%	75.0%	90.0%	80.0%	30.0%	$10,000

(a)	EXE and Comparable revenue adjusted to exclude reimbursable expenses.

5

CONFIDENTIAL

Publicly Traded Comparable Companies

(Dollars in Millions, Except per Share)

Supply Chain Execution

					Enterprise Value /

					Revenue			EBITDA			P/E
	Price	% of 52	Market	Enterprise										Market Cap./
Company Name	8/12/03	Wk. High	Cap.	Value	LTM	2003	2004	LTM	2003	2004	LTM	2003	2004	Book Value

Manhattan Associates, Inc.	$27.60	81.8%	$866.1	$735.0	$182.5	$196.3	$201.5	$42.5	$42.8	$49.7	$0.77	$0.75	$0.88	$205.9
					4.0x	3.7x	3.6x	17.3x	17.2x	14.8x	36.1x	36.6x	31.5x	4.2x
Manugistics Group, Inc.	4.24	65.2%	297.6	408.6	$252.4	$251.4	$275.5	$(7.1)	$37.0	$49.7	$(1.33)	$(0.36)	$(0.21)	$155.7
					1.6x	1.6x	1.5x	N/A	11.0x	8.2x	N/A	N/A	N/A	1.9x
Vastera, Inc.	5.91	84.9%	250.1	201.9	$81.5	$86.6	$93.6	$2.7	$5.6	$8.2	$(0.12)	$(0.05)	$0.01	$140.4
					2.5x	2.3x	2.2x	N/M	35.9x	24.5x	N/A	N/A	N/M	1.8x
Descartes Systems Group Inc.	2.26	58.7%	118.0	173.6	$67.7	$65.9	$72.7	$(7.9)	$3.5	$8.4	$(0.38)	$(0.13)	$(0.04)	$146.9
					2.6x	2.6x	2.4x	N/A	49.7x	20.7x	N/A	N/A	N/A	0.8x
Aldata Solutions OYJ	2.01	95.6%	134.1	128.5	$68.6	$75.9	$86.3	$7.9	$10.4	$13.3	$0.03	$0.07	$0.09	$25.7
					1.9x	1.7x	1.5x	16.3x	12.4x	9.7x	66.4x	30.4x	22.3x	5.2x
Logility, Inc.	4.20	84.0%	56.2	29.2	$24.8	N/A	N/A	$5.7	N/A	N/A	$0.17	N/A	N/A	$30.8
					1.2x	N/A	N/A	5.1x	N/A	N/A	24.3x	N/A	N/A	1.8x

	Median				2.2x	2.3x	2.2x	16.3x	17.2x	14.8x	36.1x	33.5x	26.9x	1.9x
	Mean				2.3	2.4	2.2	12.9	25.2x	15.6	42.2	33.5	26.9	2.6

Retail Software

					Enterprise Value /

					Revenue			EBITDA			P/E
	Price	% of 52	Market	Enterprise										Market Cap./
Company Name	8/12/03	Wk. High	Cap.	Value	LTM	2003	2004	LTM	2003	2004	LTM	2003	2004	Book Value

Retek Inc.	$6.80	80.0%	$367.0	$284.8	$158.0	$167.0	$199.5	$(12.0)	$3.0	$23.1	$(0.67)	$(0.43)	$(0.07)	$89.6
					1.8x	1.7x	1.4x	N/M	N/M	12.3x	N/A	N/A	N/A	4.1x
JDA Software Group, Inc.	14.28	90.7%	419.2	304.8	$190.1	$192.8	$214.9	$15.9	$18.9	$30.7	$0.06	$0.12	$0.35	$258.3
					1.6x	1.6x	1.4x	19.2x	16.1x	9.9x	N/M	N/M	41.2x	1.6x
QRS Corporation	7.05	86.6%	112.1	78.7	$126.9	N/A	N/A	$14.6	N/A	N/A	$0.26	N/A	N/A	$47.0
					0.6x	N/A	N/A	5.4x	N/A	N/A	26.8x	N/A	N/A	2.4x

	Median				1.6x	1.6x	1.4x	12.3x	16.1x	11.1x	26.8x	N/A	41.2x	2.4x
	Mean				1.3	1.6	1.4	12.3	16.1	11.1	26.8	N/A	41.2	2.7

	SCE and Retail
	Median				1.8x	1.7x	1.5x	16.3x	16.6x	12.3x	31.4x	33.5x	31.5x	1.9x
	Mean				2.0	2.2	2.0	12.7	23.7x	14.3	38.4	33.5	31.7	2.7
EXE @ 8/12/03	5.86	69.8%	40.7	19.5	$69.1	$69.4	$74.3	$(9.3)	$(2.8)	$7.9	$(1.81)	$(0.78)	$0.72	$26.1
					0.3x	0.3x	0.3x	N/A	N/A	2.5x	N/A	N/A	8.2x	1.6x
EXE @ Offer Value	7.00	83.3%	48.0	26.8	$69.1	$69.4	$74.3	$(9.3)	$(2.8)	$7.9	$(1.81)	$(0.78)	$0.72	$26.1
					0.4x	0.4x	0.4x	N/A	N/A	3.4x	N/A	N/A	9.8x	1.8x

6

CONFIDENTIAL

Comparable Acquisitions

(Dollars In Millions)

					Total	LTM Multiples
Announce	Effective			Transaction	Transaction
Date	Date	Target	Acquirer	Value	Value	Revenue	EBITDA

6/23/03	Pending	Comshare, Inc.	Geac Computer Corp.	$50.8	$32.9	0.56x	N/M
5/9/03	7/22/03	Elevon, Inc.	SSA Global Technologies	20.3	0.1	0.00	N/A
2/18/03	6/23/03	ValiCert Inc.	Tumbleweed Communications Corp.	12.0	10.4	0.86	N/M
11/4/02	2/14/03	Industi-Matematik International Corp.	Symphony Technology	11.2	0.7	0.01	N/M
8/26/02	3/6/03	Extensity Inc.	Geac Computer Corp.	45.3	6.6	0.26	N/M
5/29/02	8/1/02	SignalSoft Corporation	Openwave Systems Inc.	58.1	9.7	0.54	N/M

		Summary of Transaction Multiples:
		Maximum				0.86x	N/M
		Minimum				0.00	N/M
		Mean				0.37x	N/M
		Median				0.40	N/M

7

CONFIDENTIAL

Premium Paid Analysis

(Dollars in Millions, Except per Share)

							30 Days Prior to Ann.		60 Days Prior to Ann.
Date	Date			Equity	Enterprise	Offer Price
Ann.	Eff.	Target	Acquiror	Value	Value	Per Share	Price	Premium	Price	Premium

8/6/03		iManage Inc	Interwoven Inc	$167.1	$132.6	$6.23	$5.00	24.6%	$4.55	36.9%
8/4/03		Mercator Software Inc	Ascential Software Corp	114.9	99.7	3.00	1.52	97.4%	1.62	85.2%
7/8/03		Legato Systems Inc	EMC Corp	1,309.1	1,249.5	10.57	8.37	26.3%	6.31	67.5%
6/29/03		Information Resources Inc	Investor Group	99.4	94.4	3.30	3.39	-2.7%	2.35	40.4%
6/23/03		Comshare, Inc.	Geac Computer Corp.	50.8	32.9	4.60	3.36	36.9%	2.40	91.7%
6/6/03		PeopleSoft Inc	Oracle Corp	6,331.8	4,399.0	16.00	16.31	-1.9%	15.00	6.7%
6/5/03		Made2Manage Systems Inc	Battery Ventures VI LP	30.4	14.0	5.70	4.05	40.7%	3.38	68.9%
6/2/03	7/18/03	JD Edwards & Co	PeopleSoft Inc	1,776.3	1,423.8	14.10	12.48	13.0%	12.59	12.0%
5/30/03		Cysive Inc	Snowbird Holdings Inc	106.2	74.2	3.22	2.58	24.8%	2.58	24.8%
5/9/03	7/22/03	Elevon, Inc.	SSA Global Technologies	20.3	0.1	1.30	1.06	22.6%	1.25	4.0%
5/5/03		Oak Technology Inc	Zoran Corp	338.9	259.9	5.88	4.06	44.8%	3.09	90.3%
4/24/03		SpeechWorks International Inc	ScanSoft Inc	165.9	119.0	4.78	2.68	78.4%	2.20	117.3%
4/14/03		Computer Horizons Corp	Aquent LLC	155.8	95.0	5.00	2.69	85.9%	3.90	28.2%
3/13/03	7/18/03	Colorado MEDtech Inc	CIVCO Holding Inc	68.3	58.4	4.75	2.65	79.2%	2.07	129.5%
2/18/03	6/23/03	ValiCert Inc	Tumbleweed Communications	11.7	10.3	0.46	0.46	0.0%	0.30	53.3%
2/5/03	3/17/03	HTE Inc	SunGard Data Systems Inc	121.8	97.7	7.00	4.95	41.4%	5.10	37.3%
1/23/03		Printcafe Software Inc	Electronics for Imaging Inc	27.6	36.1	2.60	1.06	145.3%	1.14	128.1%
*1/15/03		Register.com Inc	IWB Acquisitions LLC	247.0	102.3	5.55	4.45	24.7%	4.25	30.6%
1/9/03	3/20/03	Eloquent Inc	Open Text Corp	7.1	7.1	0.34	0.28	21.4%	0.28	23.6%
*12/24/02	3/31/03	Resonate Inc	GTG Acquisition Corp	53.5	53.5	1.94	1.35	43.7%	1.33	45.9%
12/23/02	3/19/03	Inktomi Corp	Yahoo! Inc	275.1	235.1	1.65	1.27	29.9%	0.43	282.8%
12/6/02	2/21/03	Rational Software Corp	IBM Corp	2,074.8	1,591.5	10.50	7.64	37.4%	4.57	129.8%
11/27/02	11/27/02	Persistence Software Inc	Needham Capital Partners	10.8	2.0	0.53	3.10	-82.9%	4.30	-87.7%
11/22/02	3/3/03	Razorfish Inc	SBI & Co	18.3	10.3	1.70	1.54	10.4%	1.50	13.3%
11/19/02	1/22/03	MDI Entertainment Inc	Scientific Games Corp	16.5	5.3	1.60	1.01	58.4%	1.08	48.1%
11/6/02	12/17/02	Syntellect Inc	Enghouse Systems Ltd	8.2	8.1	0.72	0.27	166.7%	0.30	140.0%
*11/4/02	2/14/03	Industi-Matematik International	Symphony Technology	11.2	0.7	0.35	0.20	75.0%	0.31	12.9%
10/28/02	12/20/02	Infinium Software Inc	SSA Global Technologies Inc	104.8	84.8	7.00	4.70	48.9%	4.80	45.8%
10/24/02	12/2/02	Paravant Inc	DRS Technologies Inc	85.0	99.4	4.75	3.19	48.9%	3.40	39.7%
10/22/02	12/13/02	Vicinity Corp	Microsoft Corp	95.3	12.3	3.33	2.22	50.0%	2.24	48.6%
10/21/02	12/19/02	Excelon Corp	Progress Software Corp	24.5	8.8	3.19	2.32	37.5%	3.12	2.2%
10/15/02	12/9/02	InforMax Inc	Invitrogen Corp	43.2	42.7	1.36	0.71	91.5%	0.62	119.4%
10/9/02	1/7/03	Starbase Corp	Borland Software Corp	62.0	60.8	2.75	0.69	298.0%	1.06	159.4%
8/26/02	3/6/03	Extensity Inc	Geac Computer Corp Ltd	46.0	7.4	1.75	0.78	124.4%	1.17	49.6%
8/6/02	10/15/02	Interlinq Software Corp	Harland Financial Solutions	33.6	28.3	6.25	1.76	255.1%	1.47	326.6%
6/25/02	8/23/02	Wink Communications Inc	Liberty Broadband Interactive	95.2	36.5	3.00	2.32	29.3%	1.40	114.3%
5/29/02	8/1/02	SignalSoft Corp	Openwave Systems Inc	58.8	58.8	2.26	1.08	109.3%	1.73	30.6%
4/30/02	7/9/02	Micro General Corp(Fidelity)	Fidelity Natl Info Solutions	309.5	388.5	16.65	13.82	20.5%	11.20	48.7%
4/29/02	8/5/02	HNC Software Inc	Fair Isaac & Co Inc	830.4	688.9	22.18	16.80	32.0%	14.08	57.5%
4/24/02	6/28/02	Simplex Solutions Inc	Cadence Design Systems Inc	249.6	195.7	14.35	9.90	44.9%	7.95	80.5%
3/22/02	7/7/02	SpaceLabs Medical Inc	Instrumentarium Corp	140.5	120.2	14.25	12.50	14.0%	12.30	15.9%
3/18/02	5/14/02	Mechanical Dynamics Inc	MSC.Software Corp	126.2	110.4	18.85	11.00	71.4%	12.50	50.8%
2/20/02	5/14/02	OTG Software Inc	Legato Systems Inc	395.9	308.0	11.13	11.50	-3.2%	9.25	20.3%
2/13/02	5/15/02	Deltek Systems Inc	Investor Group	111.5	38.4	7.15	5.00	43.0%	4.18	71.1%

*	- Represents competitive or retraded deals. Offer price equals final offer price and premium is calculated off prices before original announcement.
Source: SDC. Change of control transactions announced since 5/1/01 in SIC Code 7372.

8

CONFIDENTIAL

Premium Paid Analysis (Cont’d)

(Dollars in Millions, Except per Share)

							30 Days Prior to Ann.			60 Days Prior to Ann.
Date	Date			Equity	Enterprise	Offer Price
Ann.	Eff.	Target	Acquiror	Value	Value	Per Share	Price	Premium		Price	Premium

1/5/02	4/24/02	Talarian Corp	TIBCO Software Inc	109.6	77.5	5.30	2.62	102.3%		1.75	202.9%
12/14/01	2/16/02	ALPNET Inc	SDL PLC	7.1	16.8	0.21	0.16	35.5%		0.21	0.0%
12/7/01	2/19/02	Landmark Systems Corp	Allen Systems Group Inc	60.1	36.8	4.75	2.48	91.5%		2.05	131.7%
12/3/01	6/6/02	Avant! Corp	Synopsys Inc	827.3	778.5	20.42	9.22	121.5%		6.30	224.1%
11/19/01	1/8/02	Genomica Corp	Exelixis Inc	107.9	104.2	4.44	2.58	72.1%		2.55	74.1%
11/14/01	12/27/01	Liquent Inc	Information Holdings Inc	42.6	30.3	2.27	0.97	134.0%		0.70	224.3%
11/7/01	11/30/01	Scientific Learning Corp	Warburg Pincus	14.3	5.0	1.25	1.51	-17.2%		1.76	-29.0%
*11/6/01	2/11/02	Leapnet Inc	Investor Group	10.9	9.6	1.85	1.30	42.3%		1.10	68.2%
11/2/01	1/9/02	Data Return Corp	Divine Inc	37.3	58.1	0.93	0.50	87.9%		0.66	40.9%
10/30/01	1/14/02	CrossWorlds Software Inc	IBM Corp	126.1	104.4	4.65	2.38	95.4%		2.57	81.3%
10/30/01	2/13/02	NetSilicon Inc (Osicom Tech)	Digi International Inc	50.4	41.9	3.58	1.85	93.5%		3.22	11.2%
10/29/01	12/21/01	net.Genesis Corp	SPSS Inc	43.0	34.6	1.83	0.84	117.9%		0.52	251.9%
10/25/01	5/31/02	Ecometry Corp	SG Merger Corp	33.7	21.9	2.70	1.30	107.7%		1.40	92.9%
10/24/01	5/14/02	PRI Automation Inc	Brooks Automation Inc	444.1	381.7	17.22	11.38	51.3%		17.89	-3.7%
9/26/01	12/3/01	Autologic Information Intl Inc	Agfa Gevaert NV	41.8	27.4	7.13	2.51	184.1%		3.73	91.4%
9/21/01	11/7/01	Prodigy Communications Corp	SBC Communications Inc	466.3	592.8	6.60	5.98	10.4%		7.04	-6.3%
9/20/01	11/28/01	BTG Inc	Titan Corp	165.6	170.4	17.32	9.10	90.3%		8.50	103.8%
9/18/01	12/5/01	Eprise Corp	Divine Inc	45.2	44.8	1.94	0.82	136.6%		0.78	148.7%
9/18/01	1/14/02	Organic Inc	Seneca Investments LLC	29.4	5.8	0.33	0.38	-13.2%		0.34	-2.9%
9/6/01	12/18/01	Dynamic Healthcare Technologies	Cerner Corp	21.1	22.6	2.63	2.93	-10.2%		1.50	75.3%
8/21/01	11/30/01	Metro Information Services Inc	Keane Inc	137.1	212.1	8.86	3.70	139.5%		4.45	99.1%
8/7/01	10/25/01	NewsEDGE Corp	Thomson Legal & Reg	43.0	29.5	2.30	1.03	123.3%		1.17	96.6%
7/19/01	9/20/01	Data Critical Corp	GE Medical Systems	63.0	32.6	3.75	2.01	86.6%		1.70	120.6%
7/5/01	7/5/01	XATA Corp	John Deere Special Tech Group	26.2	5.0	3.81	3.80	0.3%		3.00	27.0%
7/2/01	10/19/01	Mediaplex Inc	Valueclick Inc	53.1	42.4	1.32	0.80	65.0%		1.04	26.9%
7/2/01	8/27/01	Microware Systems Corp	RadiSys Corp	13.0	18.8	0.68	0.51	33.3%		0.68	0.0%
6/22/01	7/31/01	Sunquest Information Systems	Misys PLC	404.2	399.9	24.00	15.83	51.6%		12.26	95.8%
6/18/01	8/17/01	Avert Inc	Automatic Data Processing Inc	90.9	87.5	22.00	16.00	37.5%		16.10	36.6%
*6/15/01	11/14/01	GlobalNetFinancial.com Inc	NewMedia Spark PLC	21.9	23.3	0.45	0.53	-15.1%		0.60	-25.0%
6/14/01	9/18/01	Aris Corp	CIBER Inc	27.4	22.1	2.78	2.15	29.3%		1.45	91.7%
6/12/01	8/15/01	NetSpeak Corp	Adir Technologies	44.4	22.6	3.10	1.22	154.1%		0.71	336.6%
6/11/01	8/27/01	Remedy Corp	Peregrine Systems Inc	1,218.0	1,162.9	35.12	18.66	88.2%		16.27	115.9%
6/7/01	9/25/01	Juno Online Services Inc	Netzero Inc	69.2	23.5	1.64	1.87	-12.1%		0.78	109.9%
6/4/01	11/13/01	Cobalt Group Inc	Warburg Pincus Equity Partner	74.6	32.4	3.50	2.10	66.7%		2.15	62.8%
6/1/01	1/18/02	MessageMedia Inc	DoubleClick Inc	7.2	11.5	0.61	0.42	45.2%		0.50	22.0%
5/23/01	9/20/01	C-bridge Internet Solutions	Excelon Corp	83.9	37.7	3.42	1.90	80.0%		1.75	95.4%
5/23/01	9/4/01	Structural Dynamics Research	Electronic Data Systems Corp	978.9	844.4	25.00	15.32	63.2%		14.19	76.2%
5/23/01	9/28/01	Unigraphics Solutions Inc	Electronic Data Systems Corp	1,231.5	208.5	27.00	17.84	51.3%		18.90	42.9%
5/17/01	9/28/01	Data Research Associates Inc	SIRSI Corp	50.0	40.8	11.00	6.03	82.4%		6.00	83.3%
5/16/01	8/1/01	Integrated Measurement Systems	Credence Systems Corp	191.3	182.0	21.03	12.36	70.1%		11.25	86.9%
5/7/01	7/24/01	NOVA Corp	US Bancorp,Minneapolis,MN	2,283.7	2,266.6	31.00	17.66	75.5%		20.01	54.9%
5/7/01	11/16/01	Telemate Net Software Inc	Verso Technologies Inc	16.1	16.1	1.70	0.94	81.3%		1.06	60.0%

							Min. Max. Mean Median	-82.9 298.0 62.7 50.7	% % % %		-87.7 336.6 74.9 61.4	% % % %

*	- Represents competitive or retraded deals. Offer price equals final offer price and premium is calculated off prices before original announcement.
Source: SDC. Change of control transactions announced since 5/1/01 in SIC Code 7372.

9

CONFIDENTIAL

Premium Paid to Cash Analysis

(Dollars in Millions, Except per Share)

							30 Days Prior to Ann.			60 Days Prior to Ann.
Date	Date			Equity	Enterprise	Offer Price							Cash per	Premium
Ann.	Eff.	Target	Acquiror	Value	Value	Per Share	Price	Premium		Price	Premium		Share	to Cash

5/9/03	7/22/03	Elevon, Inc.	SSA Global Technologies	$20.3	$0.1	$1.30	$1.06	22.6%		$1.25	4.0%		$1.30	0.3%
2/18/03	6/23/03	ValiCert Inc	Tumbleweed Communications	11.7	10.3	0.46	0.46	0.0%		0.30	53.3%		0.94	-50.8%
1/9/03	3/20/03	Eloquent Inc	Open Text Corp	7.1	7.1	0.34	0.28	21.4%		0.28	23.6%		0.53	-36.3%
*12/24/02	3/31/03	Resonate Inc	GTG Acquisition Corp	53.5	53.5	1.94	1.35	43.7%		1.33	45.9%		2.48	-21.9%
11/22/02	3/3/03	Razorfish Inc	SBI & Co	18.3	10.3	1.70	1.54	10.4%		1.50	13.3%		1.66	2.6%
11/6/02	12/17/02	Syntellect Inc	Enghouse Systems Ltd	8.2	8.1	0.72	0.27	166.7%		0.30	140.0%		0.21	235.1%
10/22/02	12/13/02	Vicinity Corp	Microsoft Corp	95.3	12.3	3.33	2.22	50.0%		2.24	48.6%		3.04	9.6%
10/21/02	12/19/02	Excelon Corp	Progress Software Corp	24.5	8.8	3.19	2.32	37.5%		3.12	2.2%		1.85	72.4%
10/15/02	12/9/02	InforMax Inc	Invitrogen Corp	43.2	42.7	1.36	0.71	91.5%		0.62	119.4%		2.34	-41.9%
8/26/02	3/6/03	Extensity Inc	Geac Computer Corp Ltd	46.0	7.4	1.75	0.78	124.4%		1.17	49.6%		1.54	13.6%
8/6/02	10/15/02	Interlinq Software Corp	Harland Financial Solutions	33.6	28.3	6.25	1.76	255.1%		1.47	326.6%		2.30	172.1%
5/29/02	8/1/02	SignalSoft Corp	Openwave Systems Inc	58.8	58.8	2.26	1.08	109.3%		1.73	30.6%		1.83	23.2%
*11/6/01	2/11/02	Leapnet Inc	Investor Group	10.9	9.6	1.85	1.30	42.3%		1.10	68.2%		2.56	-27.6%
*11/4/02	2/14/03	Industi-Matematik Int’l	Symphony Technology	11.2	0.7	0.35	0.20	75.0%		0.31	12.9%		0.33	6.8%
10/29/01	12/21/01	net.Genesis Corp	SPSS Inc	43.0	34.6	1.83	0.84	117.9%		0.52	251.9%		1.33	37.5%
10/25/01	5/31/02	Ecometry Corp	SG Merger Corp	33.7	21.9	2.70	1.30	107.7%		1.40	92.9%		2.99	-9.7%
9/18/01	12/5/01	Eprise Corp	Divine Inc	45.2	44.8	1.94	0.82	136.6%		0.78	148.7%		2.34	-17.2%
*6/15/01	11/14/01	GlobalNetFinancial.com Inc	NewMedia Spark PLC	21.9	23.3	0.45	0.53	-15.1%		0.60	-25.0%		0.39	15.7%
6/12/01	8/15/01	NetSpeak Corp	Adir Technologies	44.4	22.6	3.10	1.22	154.1%		0.71	336.6%		1.79	72.8%
5/23/01	9/20/01	C-bridge Internet Solutions	Excelon Corp	83.9	37.7	3.42	1.90	80.0%		1.75	95.4%		2.15	58.8%
5/7/01	11/16/01	Telemate Net Software Inc	Verso Technologies Inc	16.1	16.1	1.70	0.94	81.3%		1.06	60.0%		2.78	-38.8%

							Min	-15.1%			-25.0%			-50.8%
							Max. Mean Median	255.1 81.5 80.0	% % %		336.6 90.4 53.3	% % %		235.1 22.7 6.8	% % %

*   -   Represents competitive or retraded deals. Offer price equals final offer price and premium is calculated off of prices before original announcement.
Source: SDC. Represents change of control transactions announced in SIC Code 7372 since 5/1/01 whose target was trading below its cash per share.

10

CONFIDENTIAL

Liquidation Analysis

(Dollars In Thousands, Except per Share)

	Recovery/	Amount	Recovery/	Liquidation
	Payout - %	on Books	Payout - $	Value

Cash (6/30/03)				$32,007
Recovery of Assets
Accounts Receivable	75.0%	$14,994	$11,246
Prepaids and Other	34.3%	3,273	1,123
Other Assets	10.0%	909	91
Property and Equipment
Computer Equipment	10.0%	7,754	775
Furniture	25.0%	3,745	936
Leasehold Improvement	0.0%	2,112	—
Other	10.0%	3,031	303

Total Asset Value (before IP)			$14,474	14,474
Payout of Liabilities
Accounts Payable	100.0%	$7,140	$7,140
Accrued Expenses (less $10.1mm for lease liability)	100.0%	6,365	6,365
Accrued Payroll	100.0%	1,957	1,957
Deferred Revenue	33.0%	8,728	2,880
Debt and Capital Leases	100.0%	670	670

Total Liabilities Value			$19,012	(19,012)
Liquidation-Related Liabilities
Lease Buyouts (U.S. and foreign)	100.0%	$11,000	$11,000
Employee Severence	100.0%	2,300	2,300
Professional Fees	100.0%	2,000	2,000
Other Wind-Down Costs	100.0%	500	500

Total Liquidation-Related Liabilities Value			$15,800	(15,800)

Net Asset Value before Intellectual Property Value				$11,668

Intellectual Property Value				$2,000 - $10,000

Net Asset Value after Intellectual Property Value				$13,668 - $21,668

Net Asset Value per Share after Intellectual Property Value				$2.05 - $3.24

11